UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2009

YASHENG ECO-TRADE CORPORATION.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On August 4, 2009, Yasheng Eco-Trade Corporation (the ”Company”) filed a Form 8-K Current Report with the Securities and Exchange Commission advising that Eric Qian Wang was appointed as a director of the Company on August 3, 2009.  Mr. Yang was nominated as a director at the suggestion of  Yasheng Group, a California corporation (“Group”), which approved the filing of the initial Form 8-K.  On August 5, 2009, Mr. Wang contacted the Company advising that he has not consented to such appointment.  Accordingly, Mr. Wang has been nominated as a director of the Company but has not accepted such nomination and is not considered a director of the Company.  Mr. Wang’s nomination was subsequently withdrawn.  Furthermore, although no longer relevant, Mr. Wang's work history as disclosed on the initial Form 8K was derived from a resume provided by Mr. Wang.  Subsequent to the filing of the Form 8-K, Mr. Wang advised that the disclosure regarding his work history was inaccurate.  As a result, the disclosure relating to Mr. Wang’s work history should be completely disregarded.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

	By:	/s/ Yossi Attia
	Name:	Yossi Attia
	Title:	Chief Operating Officer

Date: August 6, 2009
Beverly Hills, California